Exhibit 16.1

RSM US LLP

April 6, 2020 Securities and Exchange Commission 100 F Street, NE Washington, D.C. 20549	811 Barton Springs Rd Suite 550 Austin, TX 78704 T +1 512 476 0717 F +1 512 476 0462 www.rsmus.com

Commissioners:

We have read Vital Farms, Inc. and Subsidiaries’ statements included in the section entitled “Changes in Independent Registered Public Accounting Firm” in the Registration Statement on Form S-1 and we agree with such statements concerning our firm contained therein.